Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q1 2015 Results

New York, NY – May 7, 2015 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the "Company" or "Silvercrest") today reported the results of its operations for the quarter ended March 31, 2015.

Business Update

Silvercrest experienced positive net new assets for the first quarter ended March 31, 2015, along with increased revenue. The first quarter represented the seventh straight quarter of positive organic growth generated by new ultra-high net worth and institutional business. The firm's relationships increased to 543 as of March 31, 2015, from 538 as of December 31, 2014.

During the quarter, Silvercrest also announced a definitive agreement to acquire the assets of Jamison, Eaton & Wood, Inc., a New Jersey-based registered investment advisor that advises on nearly $1 billion in total assets, primarily on behalf of high-net-worth families. Jamison also advises on sizeable non-discretionary assets for institutions. The acquisition is expected to close during the second quarter of this year.

Total assets under management increased to $18.2 billion at March 31, 2015 from $17.9 billion as of December 31, 2014, and from $16.2 billion as of March 31, 2014.  Of that total, discretionary assets under management grew to $11.8 billion as of March 31, 2015 from $11.6 billion as of December 31, 2014.

We are pleased with the continued execution of the firm's business strategy, including continued organic growth, an announced acquisition and increased visibility of the firm's prestigious brand.

On May 4, 2015, the Company’s Board of Directors declared a quarterly dividend of $0.12 per share of Class A common stock.  The dividend will be paid on or about June 19, 2015 to shareholders of record as of the close of business on June 12, 2015.

First Quarter 2015 Highlights

•	Total Assets Under Management (“AUM”) of $18.2 billion, inclusive of discretionary AUM of $11.8 billion and non-discretionary AUM of $6.4 billion at March 31, 2015.
•	Revenue of $17.4 million.
•	U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $2.8 million and $1.4 million, respectively.
•	Basic and diluted net income per share of $0.18.
•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $5.0 million
•	Adjusted net income[1] of $2.6 million.
•	Adjusted basic and diluted earnings per share[1] of $0.21.

The table below presents a comparison of certain GAAP and non-GAAP ("adjusted") financial measures and AUM.

	For the Three Months Ended March 31,
(in thousands except as indicated)	2015	2014
Revenue	$17,428	$16,720
Income before other income (expense), net	$4,138	$3,795
Net income	$2,810	$2,241
Net income attributable to Silvercrest	$1,403	$944
Adjusted EBITDA[1]	$4,966	$4,981
Adjusted EBITDA margin[1]	28.5%	29.8%
Adjusted net income[1]	$2,612	$2,320
Adjusted basic and diluted earnings per share[1]	$0.21	$0.19
Assets under management at period end (billions)	$18.2	$16.2
Average assets under management (billions)[2]	$18.1	$16.0

AUM Increased to $18.2 billion

Silvercrest’s discretionary assets under management increased by $1.2 billion, or 11.3%, to $11.8 billion at March 31, 2015 from $10.6 billion at March 31, 2014.  Silvercrest’s AUM increased by $2.0 billion, or 12.3%, to $18.2 billion at March 31, 2015 from $16.2 billion at March 31, 2014.  The increase was attributable to $1.8 billion in market appreciation in addition to net client inflows of $0.2 billion.

Silvercrest’s discretionary assets under management increased by $0.2 billion, or 1.7%, to $11.8 billion at March 31, 2015 from $11.6 billion at December 31, 2014.  Silvercrest’s AUM increased by $0.3 billion, or 1.7%, to $18.2 billion at March 31, 2015 from $17.9 billion at December 31, 2014.  The increase was attributable to $0.2 billion in market appreciation in addition to net client inflows of $0.1 billion.

First Quarter 2015 vs. First Quarter 2014

Revenue increased by $0.7 million, or 4.2%, to $17.4 million for the three months ended March 31, 2015, from $16.7 million for the three months ended March 31, 2014. This increase was driven primarily by growth in our management and advisory fees as a result of increased AUM.

Total expenses increased by $0.4 million, or 2.8%, to $13.3 million for the three months ended March 31, 2015 from $12.9 million for the three months ended March 31, 2014. Compensation and benefits expense increased by $0.1 million for the three months ended March 31, 2015 from the same period in the prior year.  General and administrative expenses increased by $0.3 million for the three months ended March 31, 2015 from the same period in the prior year.  The increase in general and administrative expenses was primarily related to an increase in professional fees of $0.4 million related to the timing of audit expenses and an increase in investment research costs of $0.3 million.  This was partially offset by a decrease in bad debt expense of $0.2 million because we increased our reserve in 2014 due to higher revenue, a decrease in client reimbursements of $0.1 million and a decrease in sub-advisory and referral fees of $0.1 million as a result of lower sub-advisory revenue.

Consolidated net income was $2.8 million.  Net income attributable to Silvercrest was $1.4 million, or $0.18 per basic and diluted share for the three months ended March 31, 2015.   Our Adjusted Net Income1 was $2.6 million, or $0.21 per adjusted basic and diluted share3 for the three months ended March 31, 2015.

Adjusted EBITDA1 was $5.0 million or 28.5% of revenue for the three months ended March 31, 2015 as compared to $5.0 million or 29.8% of revenue for the same period in the prior year.

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.
[3]

Adjusted basic and diluted earnings per share measures for the three months ended March 31, 2015 are based on the number of shares of Class A common stock and Class B common stock outstanding as of March 31, 2015.  Adjusted diluted earnings per share are further based on the addition of unvested deferred equity units and performance units to the extent dilutive at the end of the reporting period.

Liquidity and Capital Resources

Cash and cash equivalents were $18.6 million at March 31, 2015, compared to $30.8 million at December 31, 2014. Silvercrest L.P. had notes payable of $4.1 million at March 31, 2015 and December 31, 2014. As of March 31, 2015, there was nothing outstanding on our revolving credit facility with City National Bank.

Total stockholders' equity was $43.1 million at March 31, 2015.  We had 7,786,010 shares of Class A common stock outstanding and 4,629,029 shares of Class B common stock outstanding at March 31, 2015.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our condensed consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings.  These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•

We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs and severance and other similar expenses.  We feel that it is important to management and investors to supplement our condensed consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company.

•	Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.
•

Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses. Furthermore, Adjusted Net Income includes income tax expense assuming a corporate rate of 40%.

•

Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested deferred equity units and performance units to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our condensed consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on May 8, 2015, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-866-394-9665 and international listeners may access the call by dialing 1-253-237-1128.  An archived replay of the call will be available shortly after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements And Other Disclosures

This report contains, and from time to time our management may make, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include but are not limited to: incurrence of net losses, fluctuations in quarterly and annual results, adverse economic or market conditions, our expectations with respect to future levels of assets under management, inflows and outflows, our ability to retain clients from whom we derive a substantial portion of our assets under management, our ability to maintain our fee structure, our particular choices with regard to investment strategies employed, our ability to hire and retain qualified investment professionals, the cost of complying with current and future regulation, coupled with the cost of defending ourselves from related investigations or litigation, failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct, our expected tax rate, and our expectations with respect to deferred tax assets,  adverse economic or market conditions, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014 which is accessible on the SEC’s website at www.sec.gov.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston and Virginia, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the three months ended March 31,
	2015	2014

Revenue
Management and advisory fees	$16,703	$15,583
Family office services	725	1,137
Total revenue	17,428	16,720
Expenses
Compensation and benefits	9,762	9,711
General and administrative	3,528	3,214
Total expenses	13,290	12,925
Income before other income (expense), net	4,138	3,795
Other income (expense), net
Other income (expense), net	8	8
Interest income	20	20
Interest expense	(58)	(127)
Total other income (expense), net	(30)	(99)
Income before provision for income taxes	4,108	3,696
Provision for income taxes	(1,298)	(1,455)
Net income	2,810	2,241
Less: net income attributable to non-controlling interests	(1,407)	(1,297)
Net income attributable to Silvercrest	$1,403	$944
Net income per share:
Basic	$0.18	$0.13
Diluted	$0.18	$0.13
Weighted average shares outstanding:
Basic	7,770,610	7,522,974
Diluted	7,770,610	7,522,974

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended March 31,
	2015	2014
Reconciliation of non-GAAP financial measure:
Net income	$2,810	$2,241
Provision for income taxes	1,298	1,455
Delaware Franchise Tax	55	45
Interest expense	58	127
Interest income	(20)	(8)
Depreciation and amortization	460	481
Equity-based compensation	115	515
Other adjustments (A)	190	125
Adjusted EBITDA	$4,966	$4,981
Adjusted EBITDA Margin	28.5%	29.8%
(A)	Other adjustments consist of the following:

Client Reimbursement	$-	$125
Acquisition costs (a)	58	-
Non-acquisition expansion costs (b)	132	-
Total other adjustments	$190	$125

(a)	Reflects the legal fees associated with the pending Jamison acquisition.
(b)	Represents $64 of accrued earnout and $68 of professional fees related to our Richmond, VA office expansion.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended March 31,
	2015	2014
Reconciliation of non-GAAP financial measure:
Consolidated net income	$2,810	$2,241
Consolidated GAAP provision for income taxes	1,298	1,455
Delaware Franchise Tax	55	45
Other adjustments (See A in Exhibit 2)	190	125
Adjusted income before provision for income taxes	$4,353	$3,866
Adjusted provision for income taxes:
Adjusted provision for income taxes (40% assumed tax rate)	(1,741)	(1,546)
Adjusted net income	$2,612	$2,320
Adjusted earnings per share:
Basic	$0.21	$0.19
Diluted	$0.21	$0.19
Shares outstanding:
Basic Class A shares outstanding	7,786	7,523
Basic Class B shares outstanding	4,629	4,710
Total basic shares outstanding	12,415	12,233
Diluted Class A shares outstanding	7,786	7,523
Diluted Class B shares outstanding (B)	4,645	4,853
Total diluted shares outstanding	12,431	12,376

(B)

Includes 4,911 and 52,188 unvested deferred equity units as of March 31, 2015 and 2014, respectively.  Also includes 11,246 and 90,959 conditionally issuable units that vest upon achievement of certain performance metrics that would be issuable if March 31, 2015 and 2014, respectively, was the end of the contingency period.

Exhibit 4

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of

Financial Condition
(in thousands)

	March 31, 2015	December 31, 2014
Assets	(Unaudited)
Cash and cash equivalents	$18,572	$30,820
Restricted certificates of deposit and escrow	586	586
Investments	15	1,307
Receivables, net	4,430	4,534
Due from Silvercrest Funds	2,481	3,797
Furniture, equipment and leasehold improvements, net	2,389	2,354
Goodwill	20,008	20,008
Intangible assets, net	10,844	11,167
Deferred tax asset – tax receivable agreement	22,547	23,000
Prepaid expenses and other assets	3,512	2,123
Total assets	$85,384	$99,696
Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$3,973	$3,291
Accrued compensation	5,291	21,758
Notes payable	4,064	4,124
Borrowings under revolving credit facility	-	24
Deferred rent	1,183	1,299
Deferred tax and other liabilities	16,299	16,138
Total liabilities	30,810	46,634
Commitments and Contingencies
Stockholders’ Equity
Preferred Stock, par value $0.01,
10,000,000 shares authorized; none issued and outstanding	-	-
Class A Common Stock, par value $0.01,
50,000,000 shares authorized; 7,786,010 and 7,768,010 issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	78	78
Class B Common Stock, par value $0.01,
25,000,000 shares authorized; 4,629,029 and 4,520,413 issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	45	46
Additional Paid-In Capital	39,255	39,175
Retained earnings	3,688	3,217
Total stockholders’ equity	43,066	42,516
Non-controlling interests	11,508	10,546
Total equity	54,574	53,062
Total liabilities and stockholders’ equity	$85,384	$99,696

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended March 31,		% Change From March 31,
	2015	2014	2014
Beginning assets under management	$17.9	$15.7	14.0%
Gross client inflows	0.8	1.2	-33.3%
Gross client outflows	(0.7)	(0.6)	16.7%
Market appreciation (depreciation)	0.2	(0.1)	300.0%
Ending assets under management	$18.2	$16.2	12.3%

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended March 31,		% Change From March 31,
	2015	2014	2014
Beginning assets under management	$11.6	$10.1	14.9%
Gross client inflows	0.7	1.0	-30.0%
Gross client outflows	(0.6)	(0.5)	20.0%
Market appreciation	0.1	-	100.0%
Ending assets under management	$11.8	$10.6	11.3%

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended March 31,		% Change From March 31,
	2015	2014	2014
Beginning assets under management	$6.3	$5.6	12.5%
Gross client inflows	0.1	0.2	-50.0%
Gross client outflows	(0.1)	(0.1)	0.0%
Market appreciation (depreciation)	0.1	(0.1)	200.0%
Ending assets under management	$6.4	$5.6	14.3%

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended March 31,
	2014	2015
Total AUM as of January 1,	$17.893	$15.679
Discretionary AUM:
Total Discretionary AUM as of January 1,	11.599	10.099
New client accounts/assets	0.049	0.232	(1)
Closed accounts	(0.003)	(0.014)	(2)
Net cash inflow	0.053	0.258	(3)
Non-discretionary to discretionary AUM	(0.004)	-	(4)
Market appreciation	0.163	0.058
Change to Discretionary AUM	0.258	0.534
Total Discretionary AUM as of March 31,	11.857	10.633
Change to Non-Discretionary AUM	0.041	(0.030)	(5)
Total AUM as of March 31,	$18.192	$16.183

(1)	Represents new account flows from both new and existing client relationships
(2)	Represents closed accounts of existing client relationships and those that terminated
(3)	Represents periodic cash flows related to existing accounts
(4)	Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM
(5)	Represents the net change to Non-Discretionary AUM

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of March 31, 2015

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE	ANNUALIZED PERFORMANCE
AS OF 3/31/2015	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	11.0	16.1	13.6	9.0	8.4
Russell 1000 Value Index		9.3	16.4	13.8	7.7	7.2
Small Cap Value Composite	4/1/02	9.6	17.1	16.7	14.2	11.7
Russell 2000 Value Index		4.4	14.8	12.5	8.9	8.4
Smid Cap Value Composite	10/1/05	8.6	15.6	15.1	10.4	10.0
Russell 2500 Value Index		6.6	16.3	14.1	10.3	7.9
Multi Cap Value Composite	7/1/02	11.4	16.8	14.9	10.8	9.6
Russell 3000 Value Index		8.9	16.3	13.7	7.8	8.2
Equity Income Composite	12/1/03	9.7	17.0	15.4	11.8	12.0
Russell 3000 Value Index		8.9	16.3	13.7	7.8	8.4
Focused Value Composite	9/1/04	11.9	16.3	13.7	11.3	11.1
Russell 3000 Value Index		8.9	16.3	13.7	7.8	8.0

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 smallest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.

Exhibit 10

Silvercrest Asset Management Group Inc.

Model Portfolio Performance

As of March 31, 2015

(Unaudited)

MODEL PORTFOLIO PERFORMANCE	ANNUALIZED PERFORMANCE
AS OF 3/31/2015	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Income Portfolio	5/1/03	5.8	7.9	7.4	6.1	6.8
25/45/30% S&P 500, Barclays Aggregate, HFRI FOF Comp		7.4	7.1	6.8	5.4	6.1
Balanced Portfolio	5/1/03	6.6	9.6	8.8	7.0	8.0
50/30/20% S&P 500, Barclays Aggregate, HFRI FOF Comp		9.2	10.2	9.4	7.0	7.4
Growth Portfolio	5/1/03	7.5	12.2	11.2	8.2	9.2
80/10/10% S&P 500, Barclays Aggregate, HFRI FOF Comp		11.3	13.8	12.4	8.3	8.6

These model portfolios are not actual strategies in which clients can invest or allocate assets.  They are hypothetical combinations of: (i) internally-managed strategies in which clients are invested and (ii) externally-managed funds or products in which clients are invested.  We track three such portfolios depending on the overall strategy by which the securities purchased may be characterized.  They are Income, Growth, and Balanced (Income and Growth).  The returns shown assume annual rebalancing and reinvestment of dividends over the entirety of each of the periods shown.   Some of the underlying returns used to calculate each portfolio’s returns were net of fees and some were gross of fees. The rates of return for each of the three portfolios are presented gross of investment management fees and custody fees, but include the deduction of estimated brokerage commissions and transaction costs. An investor’s actual return on a portfolio of the type shown would be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. For example, assume the Firm achieves a 10% annual return prior to the deduction of fees each year for a period of 10 years. If an annual investment management fee of 1% of assets under management for the 10 year period were charged, the resulting annual average return after fees would be reduced to 8.9%. Silvercrest’s standard annual asset-based fee schedule is described in Part 2 of its Form ADV, and outsourced manager’s standard annual asset-based fee schedules are described in Part 2 of each of their Form ADVs. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Generally, investment management fees are charged based upon the size of the portfolio, computed quarterly. An investor’s actual result would be different from those portrayed in the models. A reader should not infer or assume that any portfolio is appropriate to meet the objectives, situation or needs of a particular investor, as the implementation of any financial strategy, and the purchase or sale of any security, should only be made after consultation with an attorney, tax advisor and investment advisor.  Past performance is no indication of future results.

The benchmark is a composite of the S&P 500 Index, the Barclays Capital Aggregate Index, and the HFRI Fund of Funds Composite Index.  Each index’s blend is rebalanced annually.  Index returns do not reflect a deduction for fees or expenses.  Investors cannot invest directly in any of these indices.

The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Barclays Capital Aggregate Index is an index of investment grade government and corporate bonds with a maturity of more than one year.

The S&P 500 Index is a capitalization-weighted, unmanaged index that measures 500 widely held US common stocks of leading companies in leading industries, representative of the broad US equity market.

The HFRI Fund of Funds Composite Index is an index that is equal weighted, net of fees, and comprised of over 1,500 funds which report to Hedge Fund Research.